 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-217578
PROCACCIANTI HOTEL REIT, INC.
SUPPLEMENT NO. 4 DATED OCTOBER 28, 2020
TO THE PROSPECTUS DATED JULY 7, 2020
This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Procaccianti Hotel REIT, Inc. dated July 7, 2020 (the “Prospectus”), Supplement No. 1 dated July 29, 2020, Supplement No. 2 to our prospectus dated August 18, 2020 and Supplement No. 3 to our prospectus dated October 5, 2020. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.
The purposes of this Supplement are as follows:
•
to provide an update on our initial public offering;

•
to provide an update regarding our distributions;

•
to update disclosures in the Prospectus for Regulation Best Interest; and

•
to include with the Prospectus a new Form of Subscription Agreement.

Status of our Initial Public Offering
As of October 21, 2020, we had accepted investors’ subscriptions for and issued approximately 2,215,234 K Shares, 652,051 K-I Shares, and 47,550 K-T Shares in the primary portion of this Offering, resulting in receipt of gross proceeds of approximately $21,861,150, $6,030,606 and $475,500, respectively, for total gross proceeds in the primary portion of this Offering of $28,367,256. As of October 21, 2020, we had issued approximately 5,884 K Shares, 6,100 K-I Shares and 439 K-T Shares pursuant to our DRIP, resulting in gross proceeds pursuant to our DRIP of approximately $55,899, $57,950 and $4,175, respectively.
At the termination of our private offering, we had received aggregate gross offering proceeds of approximately $15,582,755 from the sale of approximately 1,253,617 K Shares and 318,409 A Shares, which includes 295,409 A Shares purchased by TPG Hotel REIT Investor, LLC, an affiliate of our advisor, to fund organizational and offering expenses associated with the K Shares and Units sold in our private offering. Further, TPG Hotel REIT Investor, LLC purchased an additional $1,500,000 in A Shares on October 26, 2018 and an additional $690,000 in A Shares on June 10, 2019 pursuant to a private placement.
Therefore, as of October 21, 2020, we had received total gross proceeds of approximately $46,258,035 from the sale of K Shares, K-I Shares, K-T Shares and A Shares in all offerings.
In addition, on February 27, 2020, as partial consideration for our acquisition of the Hilton Garden Inn Property (as defined herein), our operating partnership issued 128,124 Class K units of limited partnership interests in our operating partnership, or Class K OP Units, valued at $10.00 per Class K OP Unit. Such issuance represents a total investment of $1,281,240 in Class K OP Units of our operating partnership. Individuals with direct or indirect interests in the sellers of the Hilton Garden Inn Property who are direct or indirect owners of our sponsor and our advisor received only Class K OP Units and no cash as consideration.
On April 7, 2020, in response to the global pandemic of the novel coronavirus (COVID-19), our board of directors approved the temporary suspension of the sale of shares in our offering, effective April 7, 2020, and of our DRIP, effective April 17, 2020. On June 10, 2020, our board of directors unanimously approved the resumption of the acceptance of subscriptions and the resumption of the operation of the DRIP, which will be effective with the next authorized payment of distributions.
Payment of Distributions
The following information supplements, and should be read in conjunction with, information in the prospectus regarding distributions paid to stockholders:
On October 27, 2020, our board of directors authorized the payment of distributions out of legally available funds with respect to each share of Class K common stock (“K Share”), Class K-I common stock

(“K-I Share”) and Class K-T common stock (“K-T Share”) outstanding as of June 30, 2020 and September 30, 2020, to the holders of record of K Shares, K-I Shares and K-T Shares as of the close of business on October 30, 2020, as detailed below.
With respect to the K Shares, K-I Shares and K-T Shares outstanding as of and during the quarter ended June 30, 2020, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share, K-I Share and K-T Share outstanding since March 31, 2020, was $571,861, $109,943, and $8,352, respectively (the “Q2 K Share Accrual,” the “Q2 K-I Share Accrual” and the “Q2 K-T Share Accrual,” respectively), or $0.0019125683 per K Share per day (the “Daily K Share Accrual Rate”), $0.0019125683 per K-I Share per day (the “Daily K-I Share Accrual Rate”), and $0.0019125683 per K-T Share per day (the “Daily K-T Share Accrual Rate”), which reflects an accrual rate of seven percent per annum for each share class under our charter. Our board of directors authorized the payment of distributions in an aggregate amount equal to the Q2 K Share Accrual, Q2 K-I Share Accrual and Q2 K-T Share Accrual.
With respect to the K Shares, K-I Shares and K-T Shares outstanding as of and during the quarter ended September 30, 2020, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share, K-I Share and K-T Share outstanding since June 30, 2020, was $584,848, $111,990, and $8,444, respectively (the “Q3 K Share Accrual,” the “Q3 K-I Share Accrual” and the “Q3 K-T Share Accrual,” respectively). Our board of directors authorized the payment of distributions in an aggregate amount representing approximately 30% of each of the Q3 K Share Accrual, Q3 K-I Share Accrual and Q3 K-T Share Accrual.
Regulation Best Interest Updates to the Prospectus
The paragraph on the cover page of the Prospectus appearing immediately below the bullet point list of risk factors is replaced in its entirety with the following.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards including Regulation Best Interest. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.
The following paragraph is added to the “Suitability Standards” section of the Prospectus.
On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that may be interpreted as a higher standard than suitability. Broker-dealers must comply with Regulation Best Interest commencing June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain.
The following risk factor supersedes and replaces, in its entirety, the last risk factor on page 100 of the “Risk Factors” section of the Prospectus.
Compliance with the SEC’s Regulation Best Interest by participating broker dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.
Commencing June 30, 2020, broker dealers are required to comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating broker dealers cannot be determined at this time, and it may negatively impact whether participating broker dealers and their associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to further expand and diversify our portfolio of investments, as well as our ability to achieve our investment objectives.
Subscription Agreement
The Form of Subscription Agreement attached to the Prospectus as Appendix C is replaced in its entirety with the Form of Subscription Agreement attached to this supplement as Appendix A.

Appendix A
Form of Subscription Agreement

PROC HOTEL REIT 877.227.4141 www.PROCHotelREIT.com Subscription Agreement Electronic Consent Clarity of text in this document may be affected by the screen on which it is displayed. Electronic Signature (Optional) By checking this box, I elect to execute any offering documents, subscription package and other documents (documents) electronically and I understand that should I execute the documents, my electronic signature, whether digital or encrypted, included in the documents is intended to authenticate the documents and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by an investor with the investor’s intent to sign such record. I acknowledge that my consent to the execute any documents electronically may be updated or cancelled at any time by calling S2K Financial LLC at 877.227.4141 from 9:00 am to 5:00 pm EST Monday-Friday. Name Date Name of Joint Investor Date

PROC HOTEL REIT 877.227.4141 www.PROCHotelREIT.com Subscription Agreement Instructions to Investors Please carefully read the Prospectus of Procaccianti Hotel REIT, Inc. (the “Company”), as supplemented to date, before deciding to subscribe in shares of common stock, par value of $0.01 per share, of the Company (the “Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The sponsors or person designated by the sponsors will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder. 1. Investment A minimum investment of $4,000.00 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Procaccianti Hotel REIT, Inc.” or “PROC”.Shares may be purchased only by persons meeting standards set f orth under the Section of the Prospectus entitled “Investor Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, plea se check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. The “Additional Purchase” box must be checked in order for this subscription to be combin ed with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. 2. Share Class Selection Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase. 3. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. Articles of incorporationmust be provided.• Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided.• Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided.• Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form.• Individual Owner: Owner must sign.• Joint Tenant With Rights of Survivorship: Each joint tenant must sign.• Community Property: All parties must sign.• IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment.• Tenants in Common and Tenants by Entirety: Each tenant must sign.• Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

4. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. 5. Distribution Information Complete this section to enroll in the Distribution Reinvestment Plan (DRP), to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.) 6. Go Paperless Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.PROCHotelREIT.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections. 7. Designation of Representative (Texas Residents Only) OPTIONAL: Please complete the Designation of Representative for Notice Request form available on www.PROCHotelREIT.com to designate a representative to receive notices for your account(s) and attach to your completed subscription agreement.8. Subscriber Signatures Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney (POA) to make such representations on such investor’s behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement. 9. Broker-Dealer/Registered Representative/Registered Investment Advisor InformationThis section is to be completed by the registered representative or registered investment advisor AND the broker-dealer.10. Payment Instructions Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be delivered to the address in Section 10. Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office. PROC-INST_06.2019

PROC HOTEL REIT 877.227.4141 www.PROCHotelREIT.com Subscription Agreement 1. Investment Make checks payable to Procaccianti Hotel REIT, Inc. State of Sale $ Investment Amount Initial Investment (minimum is $4,000) Additional Purchase           Existing Account Number (minimum is $100) 2. Share Class Selection (required) Class K Share | Fund Number 8061 Class K–T Share | Fund Number 8065 Volume Discount Purchase (only applied to Class K purchases, minimum is $500,000). Check this box if investor is purchasing through a Class K–I Share | Fund Number 8066 n RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). Class K–I Share | Fund Number 8066 3. Form of Ownership (select only one) Corporation1 Partnership2 Estate3 Pension Plan KEOGH Plan 401K PSP Trust:4 date           Other: please specify           Name of Trust/Corporation/Plan/Other SSN or TIN of Trust/Corporation/Plan/Other Procaccianti Hotel REIT, Inc. Affiliate. Subject to review by Procaccianti Hotel REIT, Inc. Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form. Individual Individual TOD5 Joint Tenant (with rights of survivorship) Joint Tenant TOD5 (with rights of survivorship) Community Property Traditional IRA SEP IRA Simple IRA Beneficiary IRA6 Roth IRA Tenants in Common Tenants by Entirety UGMA: state of           UTMA: state of           5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.PROCHotelREIT.com. 6) Please include deceased person’s name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee.Custodian7 or Third Party Administrator Information8 (if applicable) Name of Custodian/Third Party Administrator Mailing Address City State Zip Code Custodian/Third Party Administrator Telephone Number Custodian TIN Custodian Account Number 7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 8. 8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

4. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

Country of Citizenship

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

Daytime Telephone

Evening Telephone

E-mail

*If Non-Resident Alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

5. Distribution Information

Distribution Reinvestment Plan (DRP)* %

*In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3.

Cash Distribution (Choose One Only)

Cash: Send check to my Custodian in Section 3. (custodian accounts only) %

Cash: Send check to the address in Section 4. (non-custodian accounts only) %

Cash: Send check to a third party - **fill out information to the right.** (non-custodian accounts only) %

Cash: Direct Deposit via ACH - **fill out information to the right.** (non-custodian accounts only) %

Total of DRP and Cash **100%**

Fill out information below If you checked **Cash: Send check to a third party or Cash: Direct Deposit via ACH.**

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number (Direct Deposit via ACH only)

Account Number

☐ Checking (attach a voided, pre-printed check or deposit slip) ☐ Savings ☐ Brokerage/Other (send check to a third party only)

6. Go Paperless

Signature of Investor/Trustee/Authorized Signer

Date

E-mail

☐ In lieu of receiving documents*, I authorize Procaccianti Hotel REIT, Inc. (PROC) to make available on its website, www.PROCHotelREIT.com: **quarterly investor statements, annual reports, proxy statements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections.

*E-delivery does not include New Account Statements or Trade Confirmations.

7. Texas Residents Only - Designation of Representative for Notice Request (Form 98-1036) (Optional)

Texas Property Code, Title 6, Section 74.1011 requires businesses, financial institutions and other holders of unclaimed property to mail a written notice to the last known address of known owners of property to inform them that, due to inactivity, their accounts may be delivered to the Texas Comptroller. Effective Sept. 1, 2017, Texas Property Code, Title 6, sections 72.1021 and 73.103 allow the owners of financial accounts, mutual funds or contents of a safe deposit box to designate representatives for their accounts, for the purpose of receiving the notice required in Section 74.1011. The owner of the account(s) may, but is not required to, designate the name and a mailing or email address of a representative of the owner only for the purpose of receiving the notice required in Section 74.1011. To designate a representative to receive notices for your account(s), please complete the Designation of Representative for Notice Request form.

8. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce PROC to accept this subscription, I hereby warrant that:

	INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-E) MUST BE INITIALED
a.			a. I received a final prospectus of PROC, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.			b. I certify that , in addition to any applicable state suitability standard below, I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.			c. I am purchasing Shares for my own account and acknowledge that the investment is not liquid.
d.			d. I declare that the information supplied is true and correct and may be relied upon by PROC.
e.			e. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

	INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
f.			f. If I am an **Alabama** resident, in addition to the general suitability standards above, Alabama investors may not invest more than 10% of their liquid net worth in us or our affiliates.
g.			g. If I am an **Arkansas** resident, I confirm that the selection made in Section 5 concerning Distribution Information has been reviewed and acknowledged.
h.			h. If I am a **California** resident, my investment in PROC may not exceed 10% of my net worth
i.			i. If I am an **Idaho** resident, I have either (a) a liquid net worth of at least $85,000 and an annual gross income of not less than $85,000, or (b) a liquid net worth of at least $300,000. In addition, my aggregate investment in PROC, its affiliates, and similar direct participation programs may not exceed 10% of my liquid net worth.
j.			j. If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in PROC and other non-traded real estate investment trusts to not more than 10% of such investor's liquid net worth.
k.			k. If I am a **Kentucky** resident, my investment in PROC and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth.
l.			l. If I am a **Maine** resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.
m.			m. If I am a **Massachusetts** resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.
n.			n. If I am a **Missouri** resident, my investment in PROC may not exceed 10% of my liquid net worth.
o.			o. If I am a **Nebraska** resident, my investment in PROC and other non-traded real estate investment trusts to not more than 10% of my net worth. However, Nebraska residents who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.
p.			p. If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in PROC, and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.
q.			q. If I am a **New Mexico** resident, I must limit my aggregate investment in PROC, its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth.
r.			r. If I am a **North Dakota** resident, in addition to the stated net income and net worth standards above, I have a net worth of at least ten times my investment in PROC.
s.			s. If I am an **Ohio** resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.
t.			t. If I am an **Oregon** resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.
u.			u. If I am a **Pennsylvania** resident, my investment in PROC may not exceed 10% of my net worth.
v.			v. Ilf I am a **Puerto Rico** resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
w.			w. If I am a **Tennessee** resident, my investment in PROC may not exceed 10% of my net worth.
x.			x. If I am a **Vermont** resident, (a) I am an accredited investor, as defined in 17 C.F.R. § 230.501 or (b) I am a non-accredited investor and my investment in the PROC offering does not exceed 10% of my liquid net worth.

Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth (total assets exclusive of homes, furnishings and automobiles minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a resident alien) and (4) I am exempt from FATCA reporting. **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer

Date

Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian

Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer/RIA Firm Registered Representative/RIA Registered Representative #/Branch # Mailing Address City State Zip Code E-mail Telephone Facsimile The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. (vii) is in compliance with any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable to broker-dealers under Rule 15l-1 under the Securities Exchange Act of 1934. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker- Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for Procaccianti Hotel REIT, Inc. RIAs must complete the following: Registered Representatives must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. State Signature of Registered Representative/RIA Signature of Broker-Dealer or RIA Firm/Authorized Principal (if required by Broker-Dealer) Date Date 10.Payment Instructions By mail - Checks should be made payable to Procaccianti Hotel REIT, Inc. Forward the Subscription Agreement and payment to: Regular mail Procaccianti Companies, Inc. c/o DST Systems, Inc. P.O. Box 219959 Kansas City, MO 64121-9959 Express/Overnight delivery Procaccianti Companies, Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219959 Kansas City, MO 64105-1407 Subscription Agreements that do not require a Medallion Signature Guarantee (non-custodial accounts) may be faxed or emailed directly to: 844-616-8641 phrprocessing@dstsystems.com Wire transfers - Please include investor’s name and Procaccianti Hotel REIT, Inc. in the reference field. UMB Bank, N.A. ABA Routing Number - 101000695 Account Number - 9872233034 FAO - Procaccianti Companies, Inc. PROC-SUBDOC_06.2019